EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation in this Annual Report on Form 10-K of our report dated March 14, 1997, on our audits of the financial statements and financial statement schedule of Saucony SP Pty., Ltd. as of January 3, 1997 and January 5, 1996 and for the years ended January 3, 1997, January 5, 1996 and December 30, 1994 which report is included in this Annual Report on Form 10-K.




                                             Grant Thornton

Sydney, Australia
April 2, 1997